NEWS RELEASE
FOR IMMEDIATE RELEASE

SINOBIOMED SUBSIDIARY COMPLETES RECRUITMENT AND TRAINING
CONFERENCE FOR RECOMBINANT ACIDIC FIBROBLAST GROWTH FACTOR

AGREEMENTS SIGNED WITH DISTRIBUTION COMPANIES
FROM 21 PROVINCES, COVERING TWO THIRDS OF CHINA

Shanghai, China - September 4, 2007 - Sinobiomed Inc. (the “Company”) (OTCBB:SOBM) is pleased to announce that its 82% owned subsidiary, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. (“Shanghai Wanxing”), has completed a two-day recruiting and product training conference for sales agents for its patented recombinant acidic Fibroblast Growth Factor (aFGF).

Shanghai Wanxing staged the conference to attract distributors and secure sales agent agreements to sell aFGF locally throughout China. The event, held in Shanghai, also provided training in aFGF product knowledge, clinical application and indications for use. aFGF is a drug for the treatment of ulceration including deep burns (greater than second degree) and chronic ulcers caused by burn wounds, diabetes, vascular diseases and bed sores.

At the Conference, Shanghai Wanxing signed aFGF sales agent agreements with pharmaceutical distribution companies from 21 provinces, effectively establishing a sales force that will cover about two thirds of China. Shanghai Wanxing expects to expand the distribution network to cover the entire country within two months to continue driving increasing sales volumes.

ABOUT SINOBIOMED INC.
Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration.

(www.sinobiomed.com)
Contact:
Sinobiomed Investor Relations
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Sinobiomed Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiomed Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiomed Inc. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.